                                                                   EXHIBIT 10.18









                               VISTEON CORPORATION
                               PENSION PARITY PLAN

                             Effective July 1, 2000
                     (as amended through December 11, 2002)

                               VISTEON CORPORATION
                               PENSION PARITY PLAN

         The Visteon Corporation Pension Parity Plan (the "Plan") has been adopted to promote the best interests of Visteon Corporation (the "Company") and the stockholders of the Company by attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries or affiliates and encouraging their continued loyalty, service and counsel to the Company and its subsidiaries or affiliates. The Plan is adopted effective July 1, 2000.

                    ARTICLE I. DEFINITIONS AND CONSTRUCTION

         Section 1.01. Definitions.

         The following terms have the meanings indicated below unless the context in which the term is used clearly indicates otherwise:

         (a)    Board: The Board of Directors of the Company.

         (b) Beneficiary: The person or entity designated by a Participant to be his beneficiary for purposes of this Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may prescribe). A Participant's designation of Beneficiary shall be valid and in effect only if a properly executed designation, in such form as the Committee shall prescribe, is filed and received by the Committee or its delegate prior to the Participant's death. If a Participant designates his or her spouse as Beneficiary, such designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse. If a valid designation of Beneficiary is not in effect at the time of the Participant's death, the estate of the Participant is deemed to be the sole Beneficiary. If multiple beneficiaries have been designated and one or more of the Beneficiaries predecease the Participant, then upon the Participant's death, payment shall be made exclusively to the surviving Beneficiary or Beneficiaries unless the Participant's designation specifies an alternate method of distribution. Further, in the event that the Committee is uncertain as to the identity of the Participant's Beneficiary, the Committee may deem the estate of the Participant to be the sole Beneficiary. Beneficiary designations shall be in writing (or in such other form as authorized by the Committee for this purpose, which may include on-line designations), shall be filed with the Committee or its delegate, and shall be in such form as the Committee may prescribe for this purpose.

         (c) Code: The Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

         (d)    Committee: The Organization and Compensation Committee of the
Board.

         (e)    Company: Visteon Corporation, or any successor thereto.

         (f) Employee: A person who is (i) classified by a Participating Employer as a common law employee enrolled on the active employment rolls of the Participating Employer, and (ii) regularly employed by the Participating Employer on a salaried basis (as distinguished from an individual receiving a pension, retirement allowance, severance pay, retainer, commission, fee under a contract or other arrangement, or hourly, piecework or other wage).

         (g) ERISA: The Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

         (h) Limitations: The limitations on benefits and/or contributions imposed on qualified plan by Section 415 and Section 401(a)(17) of the Code.

         (i) Participant: An Employee who satisfies the participation requirements of Section 2.01 and, where the context so requires, a former Employee entitled to receive a benefit hereunder.

         (j) Participating Employer: The Company, Visteon Systems LLC, Visteon Global Technologies, Inc., and each other subsidiary a majority of the voting stock of which is owned directly or indirectly by the Company, or a limited liability company a majority of the membership interest of which is owned directly or indirectly by the Company, that with the consent of the Committee, participates in the Plan for the benefit of one or more Participants in its employ.

         (k) Plan: The Visteon Corporation Pension Parity Plan, as amended and in effect from time to time.

         (l) Retirement Plan: The Visteon Pension Plan (including both the contributory plan and Balance Plus), the Salaried Retirement Plan of Visteon Systems, LLC, or such other qualified defined benefit retirement plans as the Committee may designate.

         Section 1.02. Construction and Applicable Law.

         (a) Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

         (b) This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Michigan to the extent such laws are not preempted by federal law. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.

                           ARTICLE II. PARTICIPATION

         Section 2.01. Eligibility.

         (a) An Employee who participates in a Retirement Plan and whose benefit thereunder is restricted by the Limitations shall be eligible to participate in the Plan; provided, however, that the Committee may restrict eligibility as it deems necessary to ensure that the Plan continues to be maintained for a select group of management or highly compensated employees as that term is used in ERISA.

         (b) Notwithstanding anything is subsection (a) to the contrary, participation in the Plan is limited to United States citizens (whether residing in or outside of the United States) or citizens of another country permanently assigned to and residing in the United States, such that citizens of other countries who are not permanently assigned to the United States, regardless of whether or not they are on the United States payroll, are not eligible to participate in the Plan.

         Section 2.02. Certain Transfers of Employment.

                If directed by the Committee, a Participant whose employment is transferred to a corporation or other entity (the "Transferee Employer") that is not a Participating Employer, but in which the Company or an affiliate of the Company holds an ownership interest, then until the earliest to occur of (a) the date on which the Participant ceases to be employed by such Transferee Employer,
(b) the date on which the Company or an affiliate of the Company no longer holds an ownership interest in the Transferee Employer, or (c) such other date determined by the Committee, the Participant shall be treated as if he or she were still actively employed by a Participating Employer. The foregoing rule shall apply only for the purpose of determining whether the Participant has terminated employment for purposes of determining the Participant's distribution commencement date; it shall not apply, and the Participant shall not be entitled to receive additional benefits with respect to remuneration attributable to services rendered with the Transferee Employer. The Committee may promulgate such additional rules as may be necessary or desirable in connection with any such transfer of employment.

                      ARTICLE III. PENSION PARITY BENEFIT

         Section 3.01. Calculation and Payment of Pension Parity Benefit.

         (a) The Pension Parity Benefit shall be a periodic benefit equal in amount to the difference between (i) the benefit that is payable to or on behalf of a Participant under the Retirement Plan, and (ii) the corresponding benefit that would be payable under the Retirement Plan if such benefit were calculated without regard to the Limitations.

         (b) The Pension Parity Benefit shall be paid by the Participating Employer in the same form and for the same period as is paid the corresponding benefit under the Retirement Plan. Accordingly, the Pension Parity Benefit shall be paid to the person receiving payment of the corresponding benefit under the Retirement Plan with each payment being made, as nearly as practicable, at the same time as the corresponding benefit from the Retirement Plan.

         Section 3.02. Optional Distribution Method.

         (a) As an alternative to the periodic Pension Parity Benefit described in Section 3.02 above, the Participant who is eligible for the Pension Parity Benefit and the applicable Participating Employer may agree on a lump sum payment that is the actuarial equivalent of the periodic Pension Parity Benefit described in Section 3.02 above, subject to the following conditions and such other conditions as may be determined by the Committee:

                (i) The actuarial equivalent lump sum payment shall be determined on the basis of the interest rates and mortality tables which would be used by the Pension Benefit Guaranty Corporation for determining the present value of liability for pensioners' benefits in the case of a terminated retirement plan under Title IV of ERISA and which are in effect in the month prior to the month when the Participant's Pension Parity Benefit is scheduled to begin.

                (ii) The agreement must be entered into (A) prior to the year in which the Participant's retirement occurs and (B) not later than six months before the actual retirement date.

                (iii)  The agreement, once entered, is irrevocable.

                (iv) Evidence of good health at the time of the agreement will be required.

         (b) Payment of the lump sum benefit shall be made by the Company as soon as practicable after payment of the Participant's benefit under the Retirement Plan begins.

         Section 3.03. Pension Parity Calculation Is For Record Keeping Purposes Only.

                The Pension Parity Benefit, and the record keeping procedures described herein serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of a Participating Employer to fund such benefits. In any event, a Participating Employer may, in its discretion, set aside assets equal to part or all of such benefit and invest such assets in Visteon common stock, life insurance or any other investment deemed appropriate. Any such assets shall be and remain the sole property of the Participating Employer, and a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.

                         ARTICLE IV. GENERAL PROVISIONS

         Section 4.01. Administration.

         (a) Subject to subsection (b) below, the Committee shall administer and interpret the Plan. To the extent necessary to comply with applicable conditions of Rule 16b-3, the Committee shall consist of not less than two members of the Board, each of whom is also a director of the Company and qualifies as a "non-employee director" for purposes of Rule 16b-3. If at any time the Committee shall not be in existence or not be composed of members of the Board who qualify as "non-employee directors", then all determinations affecting Participants who are subject to Section 16 of the Exchange Act shall be made by the full Board, and all determinations affecting other Participants shall be made by the Board or an officer appointed by the Board.

         (b) Subject to such limits as the Committee may from time to time prescribe or such additional or contrary delegations of authority as the Committee may prescribe, the Company's Director of Compensation and Benefits may exercise any of the authority and discretion granted to the Committee hereunder, provided that (i) the Director of Compensation and Benefits shall not be authorized to amend the Plan, (ii) the Director of Compensation and Benefits shall not exercise authority and responsibility with respect to non-ministerial functions that relate to the participation by Participants who are subject to
Section 16 of the Exchange Act at the time any such delegated authority or responsibility otherwise would be exercised, that relates to the participation in the Plan by the Director of Compensation and Benefits. To the extent that the Director of Compensation and Benefits is authorized to act on behalf of the Committee, any references herein to the Committee shall be also be deemed references to the Director of Compensation and Benefits.

         (c)    The Committee (or where applicable in accordance with subsection
(b) above, the Director of Compensation and Benefits) may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. The Committee (or where applicable in accordance with subsection (b) above, the Director of Compensation and Benefits) shall have the discretionary authority to interpret and construe the Plan, to make benefit determinations under the Plan, and to take all other actions that may be necessary or appropriate for the administration of the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Participating Employers, the directors, officers, and employees of the Company or a Participating Employer, the Plan participants, and their respective successors in interest.

         Section 4.02. Restrictions to Comply with Applicable Law.

                Notwithstanding any other provision of the Plan, the Company shall have no liability to make any payment under the Plan unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

         Section 4.03. Claims Procedures.

         (a) Claim for Benefits. Any Participant or Beneficiary (hereafter referred to as the "claimant") under this Plan who believes he or she is entitled to benefits under the Plan in an amount greater than the amount received may file, or have his or her duly authorized representative file, a claim with the Committee. Any such claim shall be filed in writing stating the nature of the claim, and the facts supporting the claim, the amount claimed and the name and address of the claimant. The Committee shall consider the claim and answer in writing stating whether the claim is granted or denied. The written decision shall be within 90 days of receipt of the claim by the Committee (or 180 days if additional time is needed and the claimant is notified of the extension, the reason therefor and the expected date of determination prior to commencement of the extension). If the claim is denied in whole or in part, the claimant shall be furnished with a written notice of such denial containing (i) the specific reasons for the denial, (ii) a specific reference to the Plan provisions on which the denial is based, (iii) an explanation of the Plan's appeal procedures set forth in subsection (b) below, (iv) a description of any additional material or information which is necessary for the claimant to submit or perfect an appeal of his or her claim, and (v) an explanation of the Participant's or Beneficiary's right to bring suit under ERISA following an adverse determination upon appeal.

         (b) Appeal. If a claimant wishes to appeal the denial of his or her claim, the claimant or his or her duly authorized representative shall file a written notice of appeal to the Committee within 90 days of receiving notice of the claim denial. In order that the Committee may expeditiously decide such an appeal, (ii) a specific reference to the Plan provisions on which the appeal is based, (iii) a statement of the arguments and authority (if any) supporting each ground for appeal, and (iv) any other pertinent documents or comments which the appellant desires to submit in support of the appeal. The Committee shall decide the appellant's appeal within 60 days of its receipt of the appeal (or 120 days if additional time is needed and the claimant is notified of the extension, the reason therefor and the expected date of determination prior to the commencement of the extension). The Committee's written decision shall contain the reasons for the decision and reference to the Plan provisions on which the decision is based. If the claim is denied in whole or in part, such written decision shall also include notification of the claimant's right to bring suit for benefits under Section 502(a) of ERISA and the claimant's right to obtain, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claim for benefits.

         Section 4.04. Participant Rights Unsecured.

         (a) Unsecured Claim. The right of a Participant or his beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any beneficiary shall have any rights in or against any specific assets of a Participating Employer. The right of a Participant or beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

         (b) Contractual Obligation. The Company may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of a Participating Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of a Participating Employer. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participating Employer and any Participant or beneficiary, or any other person.

         Section 4.05. Income Tax Withholding.

                  The Company shall withhold from any benefit payment amounts required to be withheld for Federal and State income and other applicable taxes.

         Section 4.06. Amendment or Termination of Plan.

                  There shall be no time limit on the duration of the Plan. However, the Company, by action of the Senior Vice President - Human Resources, may at any time and for any reason, amend or terminate the Plan; provided that the Committee shall have the exclusive amendment authority with respect to any amendment that, if adopted, would increase the benefit payable to the Senior Vice President - Human Resources by more than a de minimis amount. Any Plan amendment or termination may reduce or eliminate a Participant's benefit under the Plan, including, without limitation, an amendment to eliminate future benefit payments for some or all Participants, whether or not in pay status at the time such action is taken.

         Section 4.07. Effect of Inimical Conduct.

                  Anything contained in the Plan notwithstanding, all rights of a Participant under the Plan to receive distribution of all or any part of his or her benefit shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant's employment) acted in a manner inimical to the best interests of the Company or a subsidiary or affiliate thereof.

         Section 4.08. No Assignment of Benefits.

                  No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment nor shall such rights or benefits be subject to attachment or legal process for or against a Participant or his or her beneficiary.

         Section 4.09. Administrative Expenses.

                  Costs of establishing and administering the Plan will be paid by the Participating Employers.

         Section 4.10. Successors and Assigns.

                  This Plan shall be binding upon and inure to the benefit of the Participating Employers, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.


                                         VISTEON CORPORATION



                                         /s/ Robert H. Marcin
                                         -------------------------------------
                                         ROBERT H. MARCIN
                                         SENIOR VICE PRESIDENT-HUMAN RESOURCES